EXHIBIT 99.1

This Statement on Form 4 is filed by: (i) AAA Sub Fund 2-Y, L.P., (ii) Apollo Aligned Alternatives Advisors, L.P., (iii) AAA Advisors GP, LLC, (iv) APH Holdings (DC), L.P., and (v) Apollo Principal Holdings B GP, LLC

Name of Designated Filer: AAA Sub Fund 2-Y, L.P.

Date of Event Requiring Statement: May 20, 2025

Issuer Name and Ticker or Trading Symbol: Apollo Realty Income Solutions, Inc.

AAA Sub Fund 2-Y, L.P.

By:	Apollo Aligned Alternatives Advisors, L.P., its general partner
By:	AAA Advisors GP, LLC, its general partner

By:	/s/ William B. Kuesel
	Name:	William B. Kuesel
	Title:	Vice President, Assistant Secretary

Apollo Aligned Alternatives Advisors, L.P.

By:	AAA Advisors GP, LLC, its general partner

By:	/s/ William B. Kuesel
	Name:	William B. Kuesel
	Title:	Vice President, Assistant Secretary

AAA Advisors GP, LLC

By:	/s/ William B. Kuesel
	Name:	William B. Kuesel
	Title:	Vice President, Assistant Secretary

APH Holdings (DC), L.P.

By:	Apollo Principal Holdings B GP, LLC, its general partner

By:	/s/ William B. Kuesel
	Name:	William B. Kuesel
	Title:	Vice President

Apollo Principal Holdings B GP, LLC

By:	/s/ William B. Kuesel
	Name:	William B. Kuesel
	Title:	Vice President